EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 33-7637 and 811-4775) (the "Registration Statement") of MFS(R) Series Trust II (the "Trust"), of my opinion dated January 26, 1998, appearing in Post-Effective Amendment No. 24 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 28, 1998.

                                      JAMES R. BORDEWICK, JR.
                                      -----------------------------------------
                                      James R. Bordewick, Jr.
                                      Assistant Secretary and Assistant Clerk

Boston, Massachusetts
December 23, 2002